UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

Bannix Acquisition Corp.

 (Exact Name of Registrant as Specified in its Charter)

Delaware	1-40790	86-1626016
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE.	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BNIX	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	BNIXW	The Nasdaq Stock Market LLC
One Right to receive 1/10th of one share of Common Stock	BNIXR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On May 25, 2025, VisionWave Holdings Inc. (“VisionWave”), a wholly owned subsidiary of Bannix Acquisition Corp. (the “Company”), entered into three deferment agreements with various creditors, including affiliated entities and former service providers. These agreements were executed in support of the Company’s ongoing efforts to satisfy the liquidity and alignment requirements necessary to complete a potential financing transaction. There is no guarantee that the Company or VisionWave will successfully complete the financing transaction.

Under the terms of the deferment agreements, VisionWave’s obligations totaling approximately $3,023,195, consisting of (i) $2,019,200 owed to affiliated entities and insiders, and (ii) $1,003,995 owed to Evie Autonomous Ltd. (“Evie”), have been deferred in full. These amounts will not become payable until any prepaid advance issued in connection with the proposed financing transaction is repaid in full.

These deferments reflect a coordinated effort among stakeholders to prioritize VisionWave’s launch, operations, and capital market development following the closing of the proposed business combination with VisionWave Technologies Inc.

No securities were issued in connection with these deferment agreements, and VisionWave retains discretion regarding the method and timing of any future payments to these creditors, subject to the stated conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2025

BANNIX ACQUISITION CORP.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Chief Executive Officer